Exhibit 23.1

DCAW (CPA) LIMITED Certified Public Accountants (Practising) 正大會計師事務所有限公司

HK office: 7th Floor, Nan Dao Commercial Building, 359-361 Queen’s Road Central, Hong Kong.

香港皇后大道中三五九至三六一號南島商業大七樓

Tel : (852) 2851 7954        Fax: (852) 2545 4086

Kowloon office: Room 2105, 21/F., Office Tower, Langham Place, 8 Argyle Street, Mongkok, Kowloon, Hong Kong

九龍旺角亞皆老街八號朗豪坊辦公大樓2105-06室
Tel: (852) 2780 0607         Fax: (852) 2780 0013

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors

American BriVision (Holding) Corporation

We hereby consent to the incorporation by reference into Form S-1 of American BriVision (Holding) Corporation to be filed with the Securities and Exchange Commission on or about September 13, 2016, filed pursuant to the Securities Act of 1933, of our report dated September 13, 2016, with respect to the financial statements of American BriVision (Holding) Corporation, for the period ended June 30, 2016 and 2015.

/s/ DCAW (CPA) Limited

Hong Kong

Dated: September 13, 2016